As filed with the Securities and Exchange Commission on November 8, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gaiam, Inc.
(Exact name of registrant as specified in its charter)

Colorado	84-1113527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

360 Interlocken Boulevard

Broomfield, Colorado 80021

(303) 222-3600

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jirka Rysavy

Chief Executive Officer

Gaiam, Inc.

360 Interlocken Blvd.

Broomfield, Colorado 80021

(303) 222-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas R. Stephens, Esq.
Bartlit Beck Herman Palenchar & Scott LLP
1899 Wynkoop Street, Suite 800
Denver, Colorado 80202
(303) 592-3100

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Class A Common Stock, par value $.0001 per share	5,000,000	$20.68	$103,400,000	$3,175.00

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of Class A common stock as may be issuable by the Registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)           The registration fee has been calculated pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of Gaiam’s Class A common stock on November 5, 2007, as reported on the Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2007

PRELIMINARY PROSPECTUS

Gaiam, Inc.

5,000,000 shares

Gaiam, Inc.

Class A Common Stock

We may offer and sell from time to time in one or more offerings up to 5,000,000 shares of Class A common stock of Gaiam.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “GAIA.”  The last reported sale price of our Class A common stock on the Nasdaq Global Market on November 6, 2007 was $21.48 per share.

Each time we sell shares of our Class A common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We will sell the shares of Class A common stock to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. The names of the underwriters, dealers or agents, fees, commissions and discounts they will receive, as well as the net proceeds to us, will be set forth in supplements to this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus, as well as in supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2007.

TABLE OF CONTENTS

Risk Factors
About This Prospectus
Where You Can Find More Information
Information Incorporated By Reference
Special Note Regarding Forward-Looking Statements
Description of Capital Stock
Use of Proceeds
Plan of Distribution
Legal Matters
Experts

RISK FACTORS

Investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent annual report on Form 10-K filed with the SEC and each of which are incorporated in this registration statement by reference in their entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC.”  By using a shelf registration statement, we may issue and sell to the public any part or all of the shares of Class A common stock described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of 5 million shares. The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus to Gaiam, we, us and our are to Gaiam, Inc., a Colorado corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 or visit www.sec.gov for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at www.gaiam.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•                                          Annual Report on Form 10-K for the year ended December 31, 2006;

•                                          Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007;

•                                          Our Current Reports on Form 8-K filed on May 9, 2007, August 7, 2007 and November 7, 2007; and

•                                          All other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2006.

In addition, we incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaiam, Inc.

Attention:  Investor Relations

360 Interlocken Blvd.

Broomfield, Colorado 80021

(303) 222-3600

The mailing address of our principal executive offices is 360 Interlocken Blvd., Broomfield, Colorado 80021, and our telephone number at that location is (303) 222-3600.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend” and similar expressions as they relate to Gaiam or its management are intended to identify such forward-looking statements.

These forward-looking statements, including, but not limited to, the statements in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement, are not based on historical fact, but rather reflect our current expectations concerning future results and events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in this prospectus, any accompanying prospectus supplement, or any documents or reports incorporated by reference herein. Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”  We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management’s view only as of the date of this report.

We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Gaiam is 250,000,000 shares, consisting of 150,000,000 shares of Class A common stock, $.0001 par value per share, 50,000,000 shares of Class B common stock, $.0001 par value per share, and 50,000,000 shares of preferred stock, par value $.0001 per share. As of November 6, 2007, there were 19,386,043 shares of Class A common stock outstanding, and 5,400,000 shares of Class B common stock outstanding. There were no shares of preferred stock outstanding. As of November 6, 2007, 967,590 shares were reserved for issuance upon the exercise of outstanding options.

As of November 6, 2007, the shares of Class A common stock were held of record by 7,914 shareholders, and the shares of Class B common stock were held by one shareholder.

Capital Stock

Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of shareholders. There are no cumulative voting rights. All holders of shares of Class A common stock and shares of Class B common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the votes of the shares of Class A common stock and shares of Class B common stock entitled to vote in any election of directors may elect all of the directors who stand for election. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.

Shares of Class A common stock and shares of Class B common stock are entitled to equal dividends, if any, as may be declared by the Board of Directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Gaiam, the shares of Class A common stock and shares of Class B common stock would be entitled to share ratably in our assets remaining after the payment of all of our debts and other liabilities. Holders of shares of Class A common stock and shares of Class B common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock and Class B common stock. The outstanding shares of Class A common stock and shares of Class B common stock are, and the shares of Class A common stock offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The Class B common stock may not be transferred unless converted into shares of Class A common stock, other than certain transfers to affiliates and family members. The shares of Class B common stock are convertible one-for-one into shares of Class A common stock, at the option of the holder of the shares of Class B common stock.

Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. The board may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board without any vote or action by the shareholders, although the board may not issue voting preferred stock without the consent or approval of a majority of the Class B common stock. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of the common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute your voting power.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Class A common stock is Computershare Trust Company.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund expansion of our business. The timing and amount of our actual expenditures will be based on many factors, including our ability to identify products, or companies to acquire, and to negotiate and enter into definitive agreements with respect to any such acquisition. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents; through underwriters or dealers; directly to one or more purchasers; or through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more these transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to the prevailing market prices; or at negotiated prices. We may engage in at the market offerings of our Class A common stock. An “at the market” offering is an offering of our Class A common stock at other than a fixed price to or through a market maker. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the method of distribution, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering of the securities, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions described above, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased. We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

If dealers are used in an offering of the securities, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make. The terms of any indemnification agreement will be set forth in a prospectus supplement. Underwriters, dealers or agents and their associates who may become involved in the sale of the securities may engage in transactions with, and perform services for us in the ordinary course of business. In addition, we may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement, naming the underwriter.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Any Class A common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

We may sell the offered securities in and outside the United States through underwriters, dealers or agents or directly to purchasers. The prospectus supplement will set forth the following information:

• the terms of the offering;

• the names of any underwriters, dealers or agents;

• the purchase price;

• the net proceeds to us;

• any delayed delivery arrangements;

• any underwriting discounts and other items constituting underwriters’ compensation;

• the initial public offering price;

• any discounts or concessions allowed, reallowed or paid to dealers; and

• any commissions paid to agents.

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the shares of offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time. If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of our securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may sell the securities directly. In that event, no underwriters, dealers or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.

We may have agreements with the underwriter, dealers and agents to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriter, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

Underwriters, dealers and agents participating in a sale of securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the offered securities being offered hereby will be passed on for us by Bartlit Beck Herman Palenchar & Scott LLP, Denver, Colorado. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ehrhardt Keefe Steiner & Hottman PC, independent auditors, have audited our consolidated financial statements included in our 2006 annual report on Form 10-K for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment of the effectiveness of internal control over financial reporting are incorporated by reference in reliance on Ehrhardt Keefe Steiner & Hottman PC’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, other than any underwriting discounts and commissions, payable by the registrant in connection with the offering of the offered securities being registered. All the amounts shown are estimates, except for the registration fee. These expenses will be borne by the registrant.

SEC registration fee		$3,175.00
Accounting fees and expenses		$5,000.00
Legal fees and expenses	$
Printing and engraving	$
Miscellaneous expenses	$
Total	$

Item 15. Indemnification of Officers and Directors.

Colorado law provides for indemnification of directors, officers and other employees in certain circumstances         (C.R.S. (§) 7-109-101 et. seq. (1994)) and for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances (C.R.S. (§) 7-108-402 (1994)). The Amended and Restated Articles of Incorporation of Gaiam eliminate the personal liability for monetary damages of directors under certain circumstances and provide indemnification to directors and officers of Gaiam to the fullest extent permitted by the Colorado Business Corporation Act. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of the lawsuit or proceeding.

Gaiam maintains a $10,000,000 directors and officers insurance policy providing insurance indemnifying Gaiam’s directors and executive officers for certain liabilities. This insurance policy insures the past, present and future directors and officers of Gaiam, with certain exceptions, from claims arising out of any error, misstatement, misleading statement, act, omission, neglect or breach of duty by any of the directors while acting in their capacities as such. Claims include claims arising from sales and purchases of Gaiam securities and shareholder derivative actions.

Item 16. Exhibits and Financial Statement Schedules.

(a)                              Exhibits

Exhibit No.	Description

4.1	Form of Gaiam, Inc. Stock Certificate (incorporated by reference to Exhibit 4.1 of Gaiam’s Registration Statement on Form S-1 (No. 333-83283)).

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP (filed herewith).

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC (filed herewith).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

Item 17. Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)                                That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, if any, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on November 8, 2007.

GAIAM, INC.

By:	/s/ Jirka Rysavy
Jirka Rysavy Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Jirka Rysavy and Lynn Powers, and each of them, the lawful attorneys-in-fact and agents with full power and authority including power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated opposite their names.

Signature	Title	Date

/s/ Jirka Rysavy	Jirka Rysavy, Chairman of the Board and Chief Executive Officer	November 6, 2007

/s/ Lynn Powers	Lynn Powers, President, Secretary and director	November 6, 2007

/s/ James Argyropoulos	James Argyropoulos, director	November 6, 2007

/s/ Barnet M. Feinblum	Barnet M. Feinblum, director	November 6, 2007

/s/ Barbara Mowry	Barbara Mowry, director	November 7, 2007

Ted Nark, director

Paul H. Ray, director

/s/ Vilia Valentine	Vilia Valentine, Chief Financial Officer (principal accounting officer)	November 8, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Gaiam, Inc. Stock Certificate (incorporated by reference to Exhibit 4.1 of Gaiam’s Registration Statement on Form S-1 (No. 333-83283)).

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP (filed herewith).

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC (filed herewith).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).